Exhibit 10.1

This Agreement has been specifically negotiated in connection with the Credit Facility and the facts and circumstances related thereto and is not to be referenced or used as a precedent in connection with any guarantee arrangements to be entered into on or after the date hereof.

Execution Version

This NON-RECOURSE CARVEOUT GUARANTY AGREEMENT (this “Agreement”) is entered into as of November 20, 2025 (the “Closing Date”), by and among PennantPark Senior Secured Loan Fund II LLC, a Delaware limited liability company, PennantPark Floating Rate Capital Ltd., a Maryland corporation (each, a “Guarantor” and together with any additional guarantor made party from time to time to the this Agreement, the “Guarantor Parties”), in favor of (a) Western Alliance Trust Company, N.A., as collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”) for and on behalf of the Secured Parties (as defined in the Credit Agreement referred to below), and (b) Goldman Sachs Bank USA and its affiliates that are successors and assigns, as Lender, Administrative Agent and Calculation Agent (each as defined in the Credit Agreement referred to below) (in such capacities, “GS”).

Pursuant to the Credit Agreement dated as of the Closing Date (as amended, modified, supplemented, restated, amended and restated, refinanced or replaced from time to time, the “Credit Agreement”) by and among PSSL II SPV LLC, a Delaware limited liability company (the “Borrower”), the Lenders party thereto from time to time, Goldman Sachs Bank USA, as administrative agent (in such capacity, the “Administrative Agent”) and calculation agent, the Collateral Agent, Western Alliance Trust Company, N.A., as collateral administrator, and Western Alliance Trust Company, N.A., as collateral custodian, the Lenders have made a facility available to the Borrower pursuant to the Credit Agreement (such credit facility, as may be increased pursuant to Section 2 thereof, the “Credit Facility,” and the loans thereunder, the “Loans”).

Pursuant to the Sale and Contribution Agreement (the “Borrower Sale and Contribution Agreement”) dated as of the date hereof between PennantPark Senior Secured Loan Fund II LLC, as seller (in such capacity, “Seller”) and the Borrower, as purchaser, the Seller sold and/or contributed to the Borrower certain loans, debt securities and other obligations and assets in accordance with the terms of the Borrower Sale and Contribution Agreement.

The Guarantors and the Borrower are under common ownership and control. The Guarantor Parties will receive significant benefits by virtue of the transactions under the Credit Agreement and the other Transaction Documents.

It is a condition precedent to the extension of the Credit Facility (and it is a material inducement to the Lenders to make the Loans and for GS and Collateral Agent to enter into the Credit Agreement) that the Guarantor Parties unconditionally guarantee the “Guaranteed Obligations” as hereinafter defined and make the undertaking set forth herein as to Proceeds Payments (as defined below).

Accordingly, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

SECTION 1. NATURE AND SCOPE OF UNDERTAKING

1.1. Undertaking of Obligation.

(a) Each Guarantor Party severally and not jointly hereby irrevocably and unconditionally guarantees to the Guaranteed Parties (as hereinafter defined) the payment and performance of the Guaranteed Obligations (as hereinafter defined) as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise.

(b) Each Guarantor Party hereby irrevocably and unconditionally covenants and agrees that it is fully and personally liable for the Guaranteed Obligations as a primary obligor.

1.2. Definitions.

Terms used herein but not otherwise defined have the meanings given to them in the Credit Agreement. In addition, as used herein:

“Covered Impairment Event” means an Impairment Event with respect to a Collateral Obligation, but only if:

(a) such Impairment Event arises (in whole or in part) because of (1) the affiliation of the Borrower Entities with the obligors on such Collateral Obligation or (2) actions willfully or intentionally taken by the Borrower Entities, the Equity Holder (in any capacity) or the Collateral Manager with respect to such Collateral Obligation or the related obligors; and

(b) such Impairment Event results in the rights and entitlements of the Borrower Entities with respect to such Collateral Obligation being subordinated to, or otherwise disadvantaged as compared to, the rights and entitlements of other holders of such Collateral Obligation that are not affiliated with the Borrower Entities or the obligors on such Collateral Obligation.

“ERISA Controlled Group” means a corporation, trade or business (whether or not incorporated) that is, along with any Credit Party, a member of a controlled group of trades or businesses as described in Section 414 of the Code.

“ERISA Plan” means any employee benefit plan that is subject to Title IV of ERISA, or any retiree medical plan, each as established or maintained for employees of any Credit Party or any member of an ERISA Controlled Group or to which any Credit Party, or any member of an ERISA Controlled Group, has any liability.

“ERISA Plan Assets” means “plan assets” under the ERISA Plan Asset Regulations.

“ERISA Plan Asset Regulations” means 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA.

“Guaranteed Obligations” means, at any time:

(a) all losses, damages, costs, expenses, liabilities, claims and other obligations incurred by the Guaranteed Parties (including reasonable attorneys’ fees and costs reasonably incurred; but excluding special, punitive or indirect damages (including lost profits) unless actually incurred or payable by a Guaranteed Party), arising out of or in connection with the following actions willfully or intentionally taken by a Sponsor Entity:

(1) willful misconduct, fraud or intentional misrepresentation by any of the Sponsor Entities under or in connection with the Transaction Documents or the transactions contemplated thereby; or

(2) any misappropriation by, or on behalf of, any of the Sponsor Entities of funds, including (x) the intentional remittance of any Interest Proceeds, Principal Proceeds, Sale Proceeds or other amounts in respect of the Collateral Obligations to an account other than the appropriate Transaction Accounts or (y) the intentional use of any funds by, or for the benefit of, any of the Sponsor Entities other than as permitted pursuant to the terms of the Transaction Documents; or

(3) except to the extent permitted under the Transaction Documents, any transfer of any assets (other than in good faith) from a Borrower Entity to or for benefit of (directly or indirectly) any Sponsor Entity, in each case for less than for reasonably equivalent value; or

(4) any breach of the Collateral Manager Conflicts Policy (but only to the extent such losses, damages, costs, expenses, liabilities, claims and other obligations are directly attributable to such breach); or

(5) any breach of any certification made pursuant to the provisions set forth in clause (b) of Schedule B to the Credit Agreement (other than breaches arising out of operational error);

(b) all losses, damages, costs, expenses, liabilities, claims and other obligations incurred by the Guaranteed Parties (including reasonable attorneys’ fees and costs reasonably incurred; but excluding special, punitive, indirect or consequential damages (including lost profits) unless actually incurred or payable by a Guaranteed Party), arising out of or in connection with the following actions willfully or intentionally taken by a Sponsor Entity:

(1) any material consensual encumbrance being imposed on any or all of the Collateral in violation of the Transaction Documents; or

(2) the occurrence of any Covered Impairment Events with respect to any one or more Collateral Obligations; and

(c) the entire amount of the Obligations outstanding at such time, in the event of the following:

(1) any Borrower Entity or Guarantor Party (each, a “Covered Entity”) voluntarily commences a bankruptcy or other insolvency proceeding or similar proceeding under any Debtor Relief Law; or

(2) an involuntary bankruptcy or other involuntary insolvency or similar proceeding under any Debtor Relief Law is commenced against a Covered Entity:

(x) by a Sponsor Entity; or

(y) by any other Person (other than a Guaranteed Party), but only if (in the case of this clause (y)) (I) the Sponsor Entities fail to use commercially reasonable efforts to dismiss such proceeding or (II) a Sponsor Entity colluded with any party to cause the filing of such proceeding; or

(3) any breach of (i) Section7.5 of the Borrower’s Constitutive Document, as amended from time to time or (ii) Section 5.3 of the Credit Agreement, in each case where a court exercising federal bankruptcy jurisdiction has ordered the substantive consolidation of the assets and liabilities of a Borrower Entity with a Guarantor Party or with any other Person.

Notwithstanding anything to the contrary in this Agreement or any of the other Transaction Documents, the Guaranteed Parties, if applicable, shall not be deemed to have waived any right which any of them may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code (or under any other analogous provisions of any Debtor Relief Law) to file a claim against any Covered Entity (other than a Guarantor Party) in a case under any Debtor Relief Law for the full amount of the amounts due in respect of the Obligations or to require that all collateral shall continue to secure all of the amounts due in respect of the Obligations in accordance with the Transaction Documents.

“Guaranteed Parties” means the Collateral Agent (on behalf of and for the benefit of the Secured Parties), the Secured Parties and GS.

“Impairment Event” means, with respect to any Collateral Obligation, any one or more of the following:

(a) the failing or ceasing of such Collateral Obligation to be in full force and effect (in each case other than in accordance with its terms or upon payment in full) prior to the satisfaction of all obligations of the related obligors under the Underlying Instruments;

(b) any obligor thereon disaffirms, disclaims, repudiates or rejects, in whole or in material part, or challenges the validity of, such Collateral Obligation or any Underlying Instruments (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(c) the unpaid principal balance of such Collateral Obligation is reduced for any reason other than payment in cash in the contractual currency applicable to such Collateral Obligation under the related Underlying Instruments of a like amount of principal thereof (whether due to set-off, counterclaim, charge-off, write down or otherwise);

(d) the expiration or termination of any Underlying Instrument or the failing or ceasing of such Underlying Instrument, or any security interest granted by any obligor thereon pursuant to any such Underlying Instrument, in each case relating to all or a material part of the collateral securing the relevant obligor’s obligations under the Underlying Instruments to be in full force and effect (in each case other than in accordance with its terms) prior to the satisfaction of all obligations of such obligor under the Underlying Instruments; or

(e) the initiation of a legal or regulatory proceeding, including any objection, or formal regulatory investigation, or appointment of an examiner or trustee, or any other proceeding or action, by any Person which in the reasonable judgment of the Requisite Lenders could give rise to any Impairment Event under clauses (a) through (d) above.

“Sponsor Entities” means, collectively:

(a) each Borrower Entity;

(b) each Guarantor Party (whether a Guarantor Party as Equity Holder of the Borrower, Collateral Manager or Seller); and

(c) each affiliate, director, officer, employee or agent of any of the entities referred to in clauses (a) and (b) above.

1.3. Nature of Undertaking.

This Agreement is an irrevocable, absolute, continuing agreement by each Guarantor Party to indemnify, save and hold the Guaranteed Parties harmless in respect of the Guaranteed Obligations and not a guaranty of collection. This Agreement may not be revoked by any Guarantor Party and shall continue to be effective with respect to all Guaranteed Obligations arising or created after any attempted revocation by a Guarantor Party. The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the Guaranteed Obligation of any Guarantor Party to the Guaranteed Parties with respect to the Guaranteed Obligations. This Agreement may be enforced by the Collateral Agent (acting upon the written direction of the Requisite Lenders), GS and the other Guaranteed Parties and shall not be discharged by the assignment or negotiation of all or part of the Loans or any of the other Obligations. This Agreement shall be deemed discharged and each Guarantor Party shall be released from any and all liability hereunder upon the payment in full of the Obligations in accordance with the terms of the Credit Agreement.

1.4. Guaranteed Obligations Not Reduced by Offset.

The parties hereto agree that the Guaranteed Obligations or Proceeds Payments and the liabilities and obligations of each Guarantor Party to the Guaranteed Parties hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of a Borrower Entity or any other party, against the Collateral Agent, GS or any other Guaranteed Party, whether such offset, claim or defense arises in connection with the Guaranteed Obligations or Proceeds Payments (or the transactions creating the Guaranteed Obligations) or otherwise.

1.5. Payment By the Guarantor Parties.

If all or any part of the Guaranteed Obligations or Proceeds Payments shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, the Guarantor Parties shall, within five (5) Business Days of demand by the Collateral Agent (acting upon the written direction of the Requisite Lenders), and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in Dollars, the amount due on the Guaranteed Obligations or Proceeds Payments to the Collateral Agent at the applicable Corporate Trust Office or GS at the address set forth in the Credit Agreement. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations or Proceeds Payments, as applicable, and may be made from time to time with respect to the same or different items of Guaranteed Obligations or Proceeds Payments. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

1.6. No Duty To Pursue Others.

It shall not be necessary for the Collateral Agent, GS or any other Guaranteed Party (and each Guarantor Party hereby waives any rights which such Guarantor Party may have to require the Collateral Agent, GS and each other Guaranteed Party), in order to enforce the Guaranteed Obligations of such Guarantor Party hereunder, first to (a) institute suit or exhaust its remedies against a Borrower Entity or others liable on the Loans or on the other Guaranteed Obligations or any other Person, (b) enforce the Collateral Agent’s or GS’ rights against any Collateral, as applicable, which shall ever have been given to secure the Guaranteed Obligations, (c) join a Borrower Entity or any others liable on the Guaranteed Obligations in any action seeking to enforce this Agreement, (d) exhaust any remedies available to the Collateral Agent, GS or any other Guaranteed Party against any Collateral, as applicable, which shall ever have been given to secure the Guaranteed Obligations, or (e) resort to any other means of obtaining payment of the Guaranteed Obligations. No Guaranteed Party shall be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

1.7. Waivers.

Each Guarantor Party agrees to the provisions of the Transaction Documents and hereby waives notice of (a) acceptance of this Agreement, (b) any amendment, extension or restructuring of the Transaction Documents, (c) the execution and delivery by the Borrower Entities and the Collateral Agent of any documents arising under Credit Agreement or any other Transaction Documents, as applicable, (d) the Collateral Agent’s, GS’ or any Guaranteed Party’s transfer or disposition of the Guaranteed Obligations, or any part thereof, to the extent permitted by the Credit Agreement, (e) sale or foreclosure (or posting or advertising for sale or foreclosure) of any Collateral for the Guaranteed Obligations, (f) protest, proof of non-payment or default by a Borrower Entity, a Guarantor Party or any other obligor or guarantor, or (g) any other action at any time taken or omitted by the Collateral Agent, GS or any other Guaranteed Party and, generally, all demands and notices of every kind in connection with this Agreement, the Transaction Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and the Guaranteed Obligations hereby guaranteed.

1.8. Payment of Expenses.

In the event that the Guarantor Parties should breach or fail to timely perform any provisions of this Agreement, the Guarantor Parties shall, promptly upon written demand by the Collateral Agent or GS, pay the Collateral Agent or GS, as applicable, all reasonable and documented out-of-pocket costs and expenses (including court costs and reasonable and documented attorneys’ fees and disbursements) incurred by the Collateral Agent or GS in the enforcement hereof or the preservation of the Collateral Agent’s or GS’ rights hereunder. In no event shall the Collateral Agent, GS or any other Guaranteed Party be required to pay any of a Guarantor Party’s costs and expenses in connection with such action or otherwise.

1.9. Effect of Bankruptcy.

In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other Debtor Relief Law, or any judgment, order or decision thereunder, or any agreement, stipulation or settlement, the Collateral Agent, GS or any other Guaranteed Party must rescind or restore any payment, or any part thereof, received by the Collateral Agent, GS or such other Guaranteed Party in satisfaction of the Guaranteed Obligations or Proceeds Payments, as set forth herein, any prior release or discharge from the terms of this Agreement given to a Guarantor Party by the Collateral Agent, GS or any other Guaranteed Party, as applicable, shall be without effect, and this Agreement shall remain in full force and effect. It is the intention of the Borrower Entities and the Guarantor Parties that the Guarantor Parties’ obligations hereunder shall not be discharged except by performance of such obligations and then only to the extent of such performance.

1.10. Waiver of Subrogation, Reimbursement and Contribution.

Notwithstanding anything to the contrary contained in this Agreement, each Guarantor Party hereby unconditionally and irrevocably waives any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating such Guarantor Party to the rights of the Collateral Agent (on behalf of the Secured Parties) or GS), to assert any claim against or seek subrogation, contribution, indemnification or any other form of reimbursement from the Borrower Entities or any other party liable for payment of any or all of the Guaranteed Obligations or Proceeds Payments for any payment made by a Guarantor Party under or in connection with this Agreement or otherwise, in each case until the Guaranteed Obligations have been indefeasibly paid in full.

1.11. The Borrower Parties, Etc.

The terms “Borrower,” “Borrower Party” and “Borrower Entity” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of a Borrower, Borrower Party or Borrower Entity, as applicable, or any interest in a Borrower, Borrower Party or Borrower Entity, as applicable; and reference to any other “Covered Entity” or “Sponsor Entity” will include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of such other Covered Entity or Sponsor Entity.

SECTION 2. EVENTS AND CIRCUMSTANCES NOT REDUCING OR DISCHARGING GUARANTOR PARTIES’ OBLIGATIONS

Each Guarantor Party hereby consents and agrees to each of the following, and agrees that its obligations under this Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which such Guarantor Party might otherwise have as a result of or in connection with any of the following:

2.1. Modifications.

Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Transaction Documents or any other document, instrument, contract or understanding between the Borrower Entities and the Guaranteed Parties, or any other parties, pertaining to the Guaranteed Obligations or any failure of the Collateral Agent, GS or any other Person to notify the Guarantor Parties of any such action.

2.2. Adjustment.

Any adjustment, indulgence, forbearance or compromise that might be granted or given by the Guaranteed Parties to the Credit Parties or the Guarantor Parties.

2.3. Condition of the Borrower Parties or Guarantor Parties.

The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of any Covered Entity or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of any Covered Entity; or any sale, lease or transfer of any or all of the assets of any Covered Entity or any changes in the shareholders, partners or members of any Covered Entity; or any reorganization of any Covered Entity.

2.4. Invalidity of Guaranteed Obligations.

The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (a) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (b) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (c) the officers or representatives executing the Transaction Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (d) the Guaranteed Obligations violate applicable usury laws, (e) a Borrower Entity has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from a Borrower Entity, (f) the creation, performance or repayment of the Guaranteed

Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (g) the Transaction Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that each Guarantor Party shall remain liable hereon regardless of whether a Borrower Entity or any other person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

2.5. Release of Obligors.

Any full or partial release of the liability of a Borrower Entity in respect of the Guaranteed Obligations or any part thereof, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by each Guarantor Party that such Guarantor Party may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and such Guarantor Party has not been induced to enter into this Agreement on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guaranteed Obligations, or that the Collateral Agent, GS or any other Guaranteed Party will look to other parties to pay or perform the Guaranteed Obligations.

2.6. Other Collateral.

The taking or accepting of any other security, collateral, guaranty or other assurance of payment for all or any part of the Guaranteed Obligations.

2.7. Release of Collateral.

Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

2.8. Care and Diligence.

The failure of the Collateral Agent, GS, any other Guaranteed Party or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of the Collateral Agent, GS, any other Guaranteed Party or any other party (a) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (b) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (c) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

2.9. Unenforceability.

The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by each Guarantor Party that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

2.10. Offset.

The Loans, the other Obligations and the liabilities and obligations of each Guarantor Party hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of a Borrower Entity or any other party against the Collateral Agent or any other Guaranteed Party, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

2.11. Merger.

The reorganization, merger or consolidation of any Covered Entity into or with any other corporation or entity.

2.12. Preference.

Any payment by a Borrower Entity or any other Credit Party to any of the Lenders, the Administrative Agent or any other Guaranteed Party is held to constitute a preference under any Debtor Relief Laws, or for any reason to any of the Lenders, the Administrative Agent or any other Guaranteed Party is required to refund such payment or pay such amount to a Borrower Entity or someone else.

2.13. Other Actions Taken or Omitted.

Any other action taken or omitted to be taken with respect to the Transaction Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices any Guarantor Party or increases the likelihood that a Guarantor Party will be required to pay the Guaranteed Obligations pursuant to the terms hereof. It is the unambiguous and unequivocal intention of each Guarantor Party that it shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

SECTION 3. REPRESENTATIONS AND WARRANTIES; ETC.

Each Guarantor Party represents, warrants and covenants to the Guaranteed Parties as follows:

3.1. Benefit.

It is under common ownership and control with the Borrower, and has received, or will receive, direct and indirect benefit from the making of this Agreement with respect to the Guaranteed Obligations. The entry into this Agreement is in its best interests.

3.2. Familiarity and Reliance.

It is familiar with, and has independently reviewed books and records regarding, the financial condition of the Borrower Entities and is familiar with the value of any and all Collateral or collateral intended to be created as security for the payment of the Loans or Guaranteed Obligations; however, it is not relying on such financial condition or the Collateral as an inducement to enter into this Agreement.

3.3. No Representation By Collateral Agent, Etc.

No representation or warranty has been made by the Collateral Agent, GS, any other Guaranteed Party or any other party to it in order to induce it to execute this Agreement.

3.4. Guarantor Parties’ Financial Condition; Etc.

As of the date hereof, and immediately after giving effect to this Agreement and the contingent obligation evidenced hereby, it is, and will be, on a consolidated basis with its consolidated group, solvent, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities (including contingent liabilities).

3.6. Survival.

All representations and warranties made by the Guarantor Parties herein shall survive the termination hereof.

3.7. Proceeds Payments.

Separate and independently of, and without limitation of the Guaranteed Obligations, the Guarantor Parties shall cause an amount equal to all Proceeds received from time to time (whether by it, by any Equity Holder or any of their Affiliates) that have not been received by or otherwise paid to a Borrower Entity, to be paid to the Collection Account within three (3) Business Days upon receipt of the relevant Proceeds by an Equity Holder or any other Affiliate of a Borrower Entity (such amounts “Proceeds Payments”).

3.8. Organization; Requisite Power and Authority; Qualification.

Each Guarantor Party (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Transaction Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

3.9. Due Authorization.

The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of each Guarantor Party. This Agreement has been duly executed and delivered by each Guarantor Party and is the legally valid and binding obligation of each Guarantor Party, enforceable against each Guarantor Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

3.10. No Conflict.

The execution, delivery and performance by each Guarantor Party of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) violate (1) any provision of any law or any governmental rule or regulation applicable to the relevant Guarantor Party, (2) any of the relevant Guarantor Party’s Organizational Documents or (3) any order, judgment or decree of any court or other agency of government binding on any Guarantor Party or its properties; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any of the relevant Guarantor Party’s contractual obligations; (c) result in or require the creation or imposition of any Lien upon any of the relevant Guarantor Party’s properties or assets (other than any Liens created under any of the Transaction Documents in favor of Collateral Agent for the benefit of the Secured Parties and any other Permitted Liens); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any contractual obligation, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to the Administrative Agent.

3.11. Governmental Consents.

The execution, delivery and performance by each Guarantor Party of this Agreement and the consummation of the transactions contemplated hereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date.

3.12. Binding Obligation.

Each Transaction Document to which a Guarantor Party is a party has been duly executed and delivered by such Guarantor Party and is the legally valid and binding obligation of such Guarantor Party, enforceable against such Guarantor Party in accordance with its terms, except as may be limited by Debtor Relief Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

3.13. Adverse Proceedings, Etc.

There is no action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Credit Party) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any environmental claims), whether pending or, to the knowledge of any Guarantor Party, threatened against or affecting a Guarantor Party or any property of a Guarantor Party, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. No Guarantor Party is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

3.14. No Defaults.

No Guarantor Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its contractual obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not reasonably be expected to have a Material Adverse Effect.

3.14. Governmental Regulation.

(a) Solely with respect to PennantPark Senior Secured Loan Fund II LLC, it is not subject to regulation under the Investment Company Act or under any other federal or state statute or regulation which may limit its ability to incur indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. It is not a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940 (as amended).

(b) Solely with respect to PennantPark Floating Rate Capital Ltd., so long as it continues to be regulated as a business development company under the Investment Company Act of 1940, it will use its best efforts to continue to comply with all applicable regulatory requirements of under the Investment Company Act. If it loses its status as a business development company under the Investment Company Act, it shall notify the Administrative Agent within 5 Business Days of such occurrence.

3.15. Compliance with Statutes, Etc.

Each Guarantor Party is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property, except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

3.16. Disclosure.

No representation or warranty of any Guarantor Party contained in any Transaction Document or in any other documents, certificates or written statements furnished to any Agent or Lender by or on behalf of such Guarantor Party for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to such Guarantor Party, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There are no facts known (or which should upon the reasonable exercise of diligence be known) to such Guarantor Party (other than matters of a general economic nature) that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to the Administrative Agent or the Lenders for use in connection with the transactions contemplated hereby, after giving effect to the delivery of any Financial and Other Information and any and all updates and deliveries to the Administrative Agent or Lenders from time to time.

3.17. Sanctioned Persons; Anti-Corruptions Laws; PATRIOT Act.

None of the Guarantor Parties nor any of their directors, officers, employees, agents, advisors or Affiliates are Sanctioned Persons. Each of the Guarantor Parties and their respective directors, officers, employees, agents, advisors and Affiliates is in compliance with (a) all Sanctions, (b) all Anti-Corruption Laws and (c) the PATRIOT Act and any other applicable AML Laws.

No part of the proceeds of the Loans will be used, lent, contributed, or otherwise made available, directly or indirectly, (A) for the purpose of financing, funding or facilitating any activities or business of or with any Sanctioned Person or in or with any Sanctioned Territory, (B) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or any other Person, in order to obtain, retain or direct business or obtain any improper advantage or (C) in any other manner that could result in a violation of Sanctions, Anti-Corruption Laws, or AML Laws by any Person.

3.18. ERISA.

(a) Each Guarantor Party either (i) is an “operating company” within the meaning of 29 C.F.R. §2510.3-101 (an “ERISA Operating Company”) and has provided a favorable written opinion of counsel, addressed to the Guaranteed Parties, reasonably acceptable to the Collateral Agent and the Administrative Agent and their counsel, regarding the status of the relevant Guarantor Party as an ERISA Operating Company (such opinion, an “ERISA Operating Company Opinion”) or (ii) has provided a certificate, addressed to the Guaranteed Parties, certifying that the underlying assets of the relevant Guarantor Party do not constitute ERISA Plan Assets because less than 25% of the total value of each class of equity interests in such entity is held by “benefit plan investors” within the meaning of the ERISA Plan Asset Regulations (a “No Plan Assets Certificate”).

(b) No Guarantor Party nor any ERISA Affiliate, has established or maintains any ERISA Plan or has any liability with respect to any ERISA Plan.

(c) Each Guarantor Party agrees that it shall provide prompt notice to the Administrative Agent if the relevant Guarantor Party may hold ERISA Plan Assets.

(d) Assuming that no portion of any Loan is funded by any Lender with ERISA Plan Assets (unless such Lender is relying on an applicable prohibited transaction exemption, the conditions of which are satisfied), the execution, delivery and performance of the Transaction Documents and the borrowing and repayment of Loans by the Borrower under the Credit Agreement and any payment under this Agreement, do not and will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975(c)(1)(A) – (D) of the Code.

3.19. Performance of Obligations.

(a) If an Event of Default shall have occurred and be continuing, no Guarantor Party shall (nor permit any other Credit Party to take) take any action that would release any principal obligor from any of such principal obligor’s covenants or obligations under any Underlying Instrument, except in connection with the restructuring, default, waiver or amendment of any Collateral; provided that the Requisite Lenders shall have consented to such action.

(b) A Guarantor Party may contract with other Persons, including the Collateral Manager and the Collateral Administrator, for the performance of actions and obligations to be performed by such Guarantor Party under the Transaction Documents (in any capacity) by such Persons and the performance of the actions and other obligations with respect to the Collateral of the nature set forth in any collateral management agreement by the Collateral Manager and the Collateral Administration Agreement by the Collateral Administrator. Notwithstanding any such arrangement, such Guarantor Party shall remain primarily liable with respect thereto. In the event of any such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by each Guarantor Party (in its relevant capacity); and each Guarantor Party will punctually perform, and use their commercially reasonable efforts to cause the Collateral Manager or such other Person to perform, all of their obligations and agreements contained in any collateral management agreement, the Collateral Administration Agreement or such other agreement.

(c) Each Guarantor Party agrees to comply in all material respects with all requirements applicable to it set forth in any Opinion of Counsel obtained pursuant to any provision of this Agreement including satisfaction of any event identified in any Opinion of Counsel as a prerequisite for the obtaining or maintaining by the Collateral Agent of a perfected security interest in any Collateral Obligation, Eligible Investment or other Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable.

3.20. Negative Covenants.

No Guarantor Party shall:

(a) sell, transfer, assign, participate, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (by security interest, lien (statutory or otherwise), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever or otherwise) (or permit such to occur or suffer such to exist), any part of the Collateral, except as expressly permitted by the Transaction Documents;

(b) claim any credit on, or make any deduction from, the principal or interest payable or amounts distributable in respect of the Loans (other than amounts withheld in accordance with the Code or any other applicable law) or assert any claim against any present or future Lender by reason of the payment of any taxes levied or assessed upon any part of the Collateral (other than taxes levied or assessed in respect of amounts required to be deducted or withheld from the principal or interest payable in respect of the Guaranteed Obligations);

(c) (A) permit the validity or effectiveness of the Collateral Documents or any other Transaction Document or any Grant thereunder to be impaired, or permit the liens under the Transaction Documents to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Transaction Document, except as may be expressly permitted thereby, (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (including any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever or otherwise, other than the liens under any of the Transaction Documents) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the Proceeds thereof (except for Permitted Liens), or (C) take any action that would cause the liens under the Transaction Documents not to constitute a valid perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable, except as may be expressly permitted thereby (including Permitted Liens or in connection with a disposition of Collateral required thereby);

(d) change a Guarantor Party’s name without (A) receiving the prior written consent of the Administrative Agent, (B) delivering to the Collateral Agent and Administrative Agent notice thereof and (C) if requested by the Administrative Agent, receiving an Opinion of Counsel that such name change will not adversely affect the Collateral Agent’s lien or the interest under the Collateral Documents of the Secured Parties or the Collateral Agent;

(e) amend any Transaction Document without any consent required hereunder or thereunder; or

(f) acquire any assets or take any action that would require a Guarantor Party to register as an “investment company” under the Investment Company Act.

3.21. No Consolidation.

No Guarantor Party shall consolidate or merge with or into any other Person or, other than the security interest Granted to the Collateral Agent pursuant to the Transaction Documents, convey or transfer their properties and assets substantially as an entirety to any Person.

SECTION 4. SUBORDINATION

4.1. Lien Subordination.

Each Guarantor Party agrees that any liens, security interests, judgment liens, charges or other encumbrances upon the Borrower Entities’ respective assets securing payment of any amounts at any time owing to such Guarantor Party shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon the Borrower Entities’ respective assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of such Guarantor Party, the Collateral Agent or GS (or any other Person) presently exist or are hereafter created or attach. Without the prior written consent of the Collateral Agent (acting at the direction of the Requisite Lenders), no Guarantor Party shall (a) exercise or enforce any creditor’s right it may have against a Borrower Entity, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of the Borrower Entities (if any) held by a Guarantor Party.

SECTION 5. MISCELLANEOUS

5.1. Waiver.

No failure or delay on the part of the Collateral Agent, GS, any other Guaranteed Party or any other Person, in the exercise of any power, right or privilege hereunder or under any other Transaction Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each of the Collateral Agent, GS and the other Guaranteed Parties hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Transaction Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

5.2. Notices.

The provisions of Section 11.1 (Notices) of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

5.3. Severability.

In case any provision in or obligation hereunder or under any other Transaction Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

5.4. Amendments.

This Agreement may be amended only by an agreement in writing executed by the each of the parties hereto.

5.5. Parties Bound; Assignment; Joint and Several.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that no Guarantor Party shall, without the prior written consent of the Collateral Agent (acting at the direction of the Requisite Lenders) and GS, assign any of its rights, powers, duties or obligations hereunder.

5.6. Headings.

Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

5.7. Recitals.

The recital and introductory paragraphs hereof are a part hereof, form a basis for this Agreement and shall be considered prima facie evidence of the facts and documents referred to therein.

5.8. Effectiveness; Counterparts.

This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrower and the Administrative Agent of written notification of such execution and authorization of delivery thereof. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (including a “pdf”,”tif”, “jpeg” file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign or any similar platform) shall be effective as delivery of a manually executed counterpart of this Agreement.

5.9. Rights and Remedies.

If any Guarantor becomes liable for any indebtedness owing by any of the Borrower Entities to the Collateral Agent or any other Guaranteed Party, by endorsement or otherwise, other than under this Agreement, such liability shall not be in any manner impaired or affected hereby and the rights of the Collateral Agent, GS or such other Guaranteed Party hereunder shall be cumulative of any and all other rights that the Collateral Agent, GS and such other Guaranteed Parties may have against such Guarantor. The exercise by the Collateral Agent, GS or any other Guaranteed Party of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

5.10. APPPLICABLE LAW.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

5.11. CONSENT TO JURISDICTION.

SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER TRANSACTION DOCUMENTS, OR ANY OF THE GUARANTEED OBLIGATIONS, SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GUARANTOR PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE (SUBJECT TO CLAUSE (E) BELOW) JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 11.1 OF THE CREDIT AGREEMENT; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE GUARANTOR PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE GUARANTEED PARTIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY TRANSACTION DOCUMENT OR AGAINST ANY COLLATERAL OR THE ENFORCEMENT OF ANY JUDGMENT, AND HEREBY SUBMITS TO THE JURISDICTION OF, AND CONSENTS TO VENUE IN, ANY SUCH COURT.

5.12. Waiver of Right To Trial By Jury.

EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN

BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 5.11 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

5.13. Reinstatement in Certain Circumstances.

If at any time any payment of the principal of or interest on the Loans or any other amount payable by a Borrower Entity under the Transaction Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of a Borrower Entity, or otherwise, each Guarantor Party’s obligations hereunder with respect to such payment shall be reinstated as though such payment has been due but not made at such time.

5.14. Third-party Beneficiary.

Each of the Lenders is an expressed third-party beneficiary of this Agreement and can enforce rights hereunder, but only through the Collateral Agent or the Administrative Agent.

5.15. The Collateral Agent.

It is acknowledged and agreed that, in connection with the Collateral Agent’s acceptance of this Agreement and the exercise of their respective rights hereunder, the Collateral Agent shall be entitled to all of its respective rights, benefits, protections and immunities set forth in the Credit Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Guarantor Parties have caused this Agreement to be executed and delivered as of the date set forth above.

PENNANTPARK SENIOR SECURED LOAN FUND II LLC,
as Guarantor

By:	/s/ Jeffrey S. Sion
Name:	Jeffrey S. Sion
Title:	Authorized Signatory

[Signature Page to Non-Recourse Carveout Guaranty Agreement]

PENNANTPARK FLOATING RATE CAPITAL LTD.,
as a Guarantor

By:	/s/ Jeffrey S. Sion
Name:	Jeffrey S. Sion
Title:	Authorized Signatory

[Signature Page to Non-Recourse Carveout Guaranty Agreement]

ACCEPTED:

WESTERN ALLIANCE TRUST COMPANY, N.A.,
as Collateral Agent

By:	/s/ Michael J. Baker
Name: Michael J. Baker
Title: Vice President

[Signature Page to Non-Recourse Carveout Guaranty Agreement]

ACCEPTED:

GOLDMAN SACHS BANK USA

By:	/s/ Teodoro Moscoso
Name: Teodoro Moscoso
Title: Managing Director

[Signature Page to Non-Recourse Carveout Guaranty Agreement]